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                                  EXHIBIT 99.1

                                  PRESS RELEASE


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[LOGO] K-Fed Bancorp
1359 N Grand Avenue                                               1.626.339.9663
Covina, California                                                 www.K-Fed.com
91722-5107

                             FOR IMMEDIATE RELEASE

For Additional Information Contact:
Dan Cano (626) 339-9663
d.cano@kaiserfederal.net

                   K-FED BANCORP COMPLETES REPURCHASE PROGRAM

Covina, California - April 21, 2005 - K-Fed Bancorp (NASDAQ: KFED) announced the completion of the repurchase of 4% of its outstanding publicly held common stock, or 227,470 shares. The repurchase program was announced on January 6, 2005.

The shares were purchased between $11.98 and $14.25 per share with an average per share price of $12.51.

K-Fed Bancorp's sole subsidiary is Kaiser Federal Bank which was originally chartered in 1953 as a federal credit union, converted to a federally chartered mutual savings association in 1999 and reorganized into a federally chartered mutual holding company form of organization in 2003. The bank provides retail and commercial banking services to individuals and business customers throughout California.

For additional information visit WWW.K-FED.COM  or  WWW.KAISERFEDERAL.COM



FORWARD-LOOKING STATEMENTS:
STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. THE COMPANY INTENDS SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS INCLUDING THIS STATEMENT FOR PURPOSES OF INVOKING THESE SAFE HARBOR PROVISIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY AND KAISER FEDERAL BANK INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE/REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE U.S. GOVERNMENT, INCLUDING THE U.S. TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY OR COMPOSITION OF THE COMPANY'S LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA, THE POSSIBLE SHORT-TERM DILUTIVE EFFECT OF POTENTIAL ACQUISITIONS AND ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.